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                             JOINT FILING AGREEMENT



          The undersigned hereby agree that this statement on Schedule 13D is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934.



Dated:  December 31, 1997



                              WARBURG, PINCUS VENTURES, L.P.


                               By: Warburg, Pincus & Co.,
                                   General Partner



                              By: /s/Stephen Distler
                                   Stephen Distler, Partner



                              WARBURG, PINCUS & CO.



                              By: /s/Stephen Distler
                                   Stephen Distler, Partner



                              E.M. WARBURG, PINCUS & CO., LLC



                              By: /s/Stephen Distler
                                   Stephen Distler, Member